SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2003

(Date of earliest event reported)

NET PERCEPTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25781	41-1844584

(State or Other Jurisdiction of Incorporation )	(Commission File Number)	( IRS Employer Identification No.)

7700 France Avenue South, Edina, Minnesota 55435

(Address of Principal Executive Offices, Including Zip Code)

(952) 842-5000

(Registrant's telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

On July 24, 2003, Net Perceptions, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2003. The press release is being furnished to the Securities and Exchange Commission pursuant to Item 12 of Form 8-K and is attached hereto as Exhibit 99.1.

Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET PERCEPTIONS, INC.

Date:	July 24, 2003	By:	/s/ Thomas M. Donnelly

Thomas M. Donnelly Chief Operating Officer, Chief Financial Officer and Secretary